Earnings Release

Mastercard Incorporated Reports Fourth Quarter and Full Year 2021 Financial Results

•Fourth quarter net income of $2.4 billion, and diluted earnings per share (EPS) of $2.41
•Fourth quarter adjusted net income of $2.3 billion, and adjusted diluted EPS of $2.35
•Fourth quarter net revenue of $5.2 billion, an increase of 27%, or 28% on a currency-neutral basis
•Fourth quarter gross dollar volume up 23% and purchase volume up 27%
Purchase, NY - January 27, 2022 - Mastercard Incorporated (NYSE: MA) today announced financial results for the fourth quarter and full year 2021.
“We had a strong fourth quarter as spending trends continued to improve, with Q4 cross-border spending now above pre-pandemic levels. We are optimistic about the coming year as consumers, businesses and governments have become more adaptable to the changing environment,” said Michael Miebach, Mastercard CEO. “We are executing on our strategic priorities and making good progress in scaling new products, strengthening partner relationships and winning new deals. Further, we are adding to our unique services capabilities with the planned acquisition of Dynamic Yield, which creates individually tailored experiences for consumers across digital channels.”
Quarterly Results

Fourth Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q4 2021	Q4 2020	Reported GAAP	Currency-neutral
Net revenue	$5.2	$4.1	27%	28%
Operating expenses	$2.4	$2.1	16%	16%
Operating income	$2.8	$2.1	37%	40%
Operating margin	54.2%	49.9%	4.3 ppt	4.7 ppt
Effective income tax rate	15.7%	17.6%	(1.9) ppt	(1.8) ppt
Net income	$2.4	$1.8	33%	36%
Diluted EPS	$2.41	$1.78	35%	38%

Key Fourth Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q4 2021	Q4 2020	As adjusted	Currency-neutral
Net revenue	$5.2	$4.1	27%	28%
Adjusted operating expenses	$2.4	$2.0	18%	19%
Adjusted operating margin	54.2%	51.0%	3.2 ppt	3.6 ppt
Adjusted effective income tax rate	14.7%	17.5%	(2.8) ppt	(2.7) ppt
Adjusted net income	$2.3	$1.6	41%	44%
Adjusted diluted EPS	$2.35	$1.64	43%	46%
1. The Key Fourth Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 11 (“Fourth Quarter Special Items”) and/or currency. See page 11 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q4 2021 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 23%	up 53%	up 27%

The following information is provided to aid in understanding Mastercard’s fourth quarter 2021 results, versus the year ago period:
•Net revenue increased 27%, or 28% on a currency-neutral basis, which includes a 3 percentage point benefit from acquisitions. The increase was driven by the impact of the following factors:
•Gross dollar volume growth of 23%, on a local currency basis, to $2.1 trillion.
•Cross-border volume growth of 53% on a local currency basis.
•Switched transactions growth of 27%.
•Other revenues increased 28%, or 30% on a currency-neutral basis, which includes 9 percentage points of growth due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.
•These increases to net revenue were partially offset by:
◦Rebates and incentives growth of 37%, or 38% on a currency-neutral basis, reflecting the higher growth in volume and transactions and new and renewed deals.
•Total operating expenses increased 16%. Excluding the impact of Special Items, adjusted operating expenses increased 18%, or 19% on a currency-neutral basis. This includes a 7 percentage point increase from acquisitions. The remaining increase was primarily due to increased spending on advertising and marketing, higher personnel costs to support the continued investment in our strategic initiatives and increased data processing costs.
•Other income (expense) was unfavorable $114 million, primarily due to lower net gains in the current period related to unrealized fair market value adjustments on marketable and nonmarketable equity securities. Adjusted other income (expense) was unfavorable $5 million versus the year ago period.
•The effective tax rate for the fourth quarter of 2021 was 15.7%, versus 17.6% for the comparable period in 2020. The adjusted effective tax rate for the fourth quarter of 2021 was 14.7%, versus 17.5% for the comparable period in 2020, primarily due to a more favorable geographic mix of earnings for the company.
•As of December 31, 2021, the company’s customers had issued 3.0 billion Mastercard and Maestro-branded cards.
Return of Capital to Shareholders
During the fourth quarter of 2021, Mastercard repurchased 3.7 million shares at a cost of $1.3 billion and paid $434 million in dividends. Quarter-to-date through January 24, the company repurchased 1.4 million shares at a cost of $528 million, which leaves $11.4 billion remaining under the approved share repurchase programs.

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Full Year Results

Full Year Operating Results			Increase / (decrease)
$ in billions, except per share data	2021	2020	Reported GAAP	Currency-neutral
Net revenue	$18.9	$15.3	23%	22%
Operating expenses	$8.8	$7.2	22%	20%
Operating income	$10.1	$8.1	25%	24%
Operating margin	53.4%	52.8%	0.6 ppt	0.8 ppt
Effective income tax rate	15.7%	17.4%	(1.7) ppt	(1.7) ppt
Net income	$8.7	$6.4	35%	35%
Diluted EPS	$8.76	$6.37	38%	37%

Key Full Year Non-GAAP Results [1]			Increase / (decrease)
$ in billions, except per share data	2021	2020	As adjusted	Currency-neutral
Net revenue	$18.9	$15.3	23%	22%
Adjusted operating expenses	$8.6	$7.1	21%	19%
Adjusted operating margin	54.3%	53.3%	1.0 ppt	1.2 ppt
Adjusted effective income tax rate	15.4%	17.2%	(1.8) ppt	(1.8) ppt
Adjusted net income	$8.3	$6.5	29%	28%
Adjusted diluted EPS	$8.40	$6.43	31%	30%
1. The Key Full Year Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 12 (“Full Year Special Items”) and/or currency. See page 12 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Full Year 2021 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 21%	up 32%	up 25%

The following information is provided to aid in understanding Mastercard’s full year 2021 results, versus the year ago period:
•Net revenue increased 23%, or 22% on a currency-neutral basis, which includes a 2 percentage point benefit from acquisitions. The increase was driven by the impact of the following factors:
•Gross dollar volume growth of 21%, on a local currency basis, to $7.7 trillion.
•Cross-border volume growth of 32% on a local currency basis.
•Switched transactions growth of 25%.
•Other revenues increased 32%, or 31% on a currency-neutral basis, which includes 8 percentage points of growth due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.
•These increases to net revenue were partially offset by:
◦Rebates and incentives growth of 32%, or 31% on a currency-neutral basis, primarily due to increased volumes and transactions and new and renewed deals.
•Total operating expenses increased 22%. Excluding the impact of Special Items, adjusted operating expenses increased 21%, or 19% on a currency-neutral basis. This includes a 7 percentage point

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increase from acquisitions. The remaining increase was primarily due to higher personnel costs to support the continued investment in our strategic initiatives, increased spending on advertising and marketing and increased data processing costs.
•Other income (expense) was favorable $546 million, primarily due to higher net gains in the current period related to unrealized fair market value adjustments on marketable and nonmarketable equity securities. Adjusted other income (expense) was unfavorable $62 million versus the year ago period, primarily due to increased interest expense related to our recent debt issuances and a decrease in investment income.
•The effective tax rate for 2021 was 15.7%, versus 17.4% for the comparable period in 2020. The adjusted effective tax rate for 2021 was 15.4%, versus 17.2% for the comparable period in 2020, primarily due to higher discrete tax benefits and a more favorable geographical mix of earnings in 2021.
Return of Capital to Shareholders
During the full year 2021, Mastercard repurchased 16.5 million shares at a cost of $5.9 billion and paid $1.7 billion in dividends.
Fourth Quarter and Full Year 2021 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its fourth quarter 2021 results. The dial-in information for this call is 833-714-0894 (within the U.S.) and 778-560-2664 (outside the U.S.). A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 1697479.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, security and the digital economy

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•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter financing of terrorism, economic sanctions and anti-corruption; account-based payment systems and issuer practice regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of the global coronavirus (COVID-19) pandemic and measures taken in response
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payment system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, banking industry consolidation, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•exposure to loss or illiquidity due to our role as guarantor and other contractual obligations
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent reports on Forms 10-Q and 8-K.
About Mastercard (NYSE: MA)
Mastercard is a global technology company in the payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. Our decency quotient, or DQ, drives our culture and everything we do inside and outside of our company. With connections across more than 210 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.
www.mastercard.com

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Contacts:

Investor Relations:	Media Relations:
Warren Kneeshaw or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statement of Operations (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in millions, except per share data)
Net Revenue	$5,216	$4,120	$18,884	$15,301
Operating Expenses:
General and administrative	1,862	1,625	7,087	5,910
Advertising and marketing	338	242	895	657
Depreciation and amortization	189	150	726	580
Provision for litigation	—	45	94	73
Total operating expenses	2,389	2,062	8,802	7,220
Operating income	2,827	2,058	10,082	8,081
Other Income (Expense):
Investment income	2	(3)	11	24
Gains (losses) on equity investments, net	111	220	645	30
Interest expense	(108)	(105)	(431)	(380)
Other income (expense), net	(9)	(2)	—	5
Total other income (expense)	(4)	110	225	(321)
Income before income taxes	2,823	2,168	10,307	7,760
Income tax expense	444	383	1,620	1,349
Net Income	$2,379	$1,785	$8,687	$6,411
Basic Earnings per Share	$2.42	$1.79	$8.79	$6.40
Basic weighted-average shares outstanding	982	996	988	1,002
Diluted Earnings per Share	$2.41	$1.78	$8.76	$6.37
Diluted weighted-average shares outstanding	986	1,001	992	1,006

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Consolidated Balance Sheet (Unaudited)
	December 31, 2021	December 31, 2020
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$7,421	$10,113
Restricted cash for litigation settlement	586	586
Investments	473	483
Accounts receivable	3,006	2,646
Settlement assets	1,319	1,706
Restricted security deposits held for customers	1,873	1,696
Prepaid expenses and other current assets	2,271	1,883
Total current assets	16,949	19,113
Property, equipment and right-of-use assets, net	1,907	1,902
Deferred income taxes	486	491
Goodwill	7,662	4,960
Other intangible assets, net	3,671	1,753
Other assets	6,994	5,365
Total Assets	$37,669	$33,584

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$738	$527
Settlement obligations	913	1,475
Restricted security deposits held for customers	1,873	1,696
Accrued litigation	840	842
Accrued expenses	6,642	5,430
Current portion of long-term debt	792	649
Other current liabilities	1,364	1,228
Total current liabilities	13,162	11,847
Long-term debt	13,109	12,023
Deferred income taxes	395	86
Other liabilities	3,591	3,111
Total Liabilities	30,257	27,067

Commitments and Contingencies

Redeemable Non-controlling Interests	29	29

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,397 and 1,396 shares issued and 972 and 987 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 8 shares issued and outstanding	—	—
Additional paid-in-capital	5,061	4,982
Class A treasury stock, at cost, 425 and 409 shares, respectively	(42,588)	(36,658)
Retained earnings	45,648	38,747
Accumulated other comprehensive income (loss)	(809)	(680)
Mastercard Incorporated Stockholders' Equity	7,312	6,391
Non-controlling interests	71	97
Total Equity	7,383	6,488
Total Liabilities, Redeemable Non-controlling Interests and Equity	$37,669	$33,584

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Consolidated Statement of Cash Flows (Unaudited)
	For the Years Ended December 31,
	2021	2020
	(in millions)
Operating Activities
Net income	$8,687	$6,411
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	1,371	1,072
Depreciation and amortization	726	580
(Gains) losses on equity investments, net	(645)	(30)
Share-based compensation	273	254
Deferred income taxes	(69)	73
Other	36	14
Changes in operating assets and liabilities:
Accounts receivable	(397)	(86)
Income taxes receivable	(87)	(2)
Settlement assets	390	1,288
Prepaid expenses	(2,087)	(1,552)
Accrued litigation and legal settlements	(1)	(73)
Restricted security deposits held for customers	177	326
Accounts payable	100	26
Settlement obligations	(568)	(1,242)
Accrued expenses	1,355	(114)
Long-term taxes payable	(52)	(37)
Net change in other assets and liabilities	254	316
Net cash provided by operating activities	9,463	7,224
Investing Activities
Purchases of investment securities available-for-sale	(389)	(220)
Purchases of investments held-to-maturity	(294)	(198)
Proceeds from sales of investment securities available-for-sale	83	361
Proceeds from maturities of investment securities available-for-sale	291	140
Proceeds from maturities of investments held-to-maturity	296	121
Purchases of property and equipment	(407)	(339)
Capitalized software	(407)	(369)
Purchases of equity investments	(228)	(214)
Proceeds from sales of equity investments	186	—
Acquisition of businesses, net of cash acquired	(4,436)	(989)
Settlement of interest rate derivative contracts	—	(175)
Other investing activities	33	3
Net cash used in investing activities	(5,272)	(1,879)
Financing Activities
Purchases of treasury stock	(5,904)	(4,473)
Dividends paid	(1,741)	(1,605)
Proceeds from debt, net	2,024	3,959
Payment of debt	(650)	—
Acquisition of redeemable non-controlling interests	—	(49)
Acquisition of non-controlling interest	(133)	—
Contingent consideration paid	(64)	—
Tax withholdings related to share-based payments	(133)	(150)
Cash proceeds from exercise of stock options	61	97
Other financing activities	(15)	69
Net cash used in financing activities	(6,555)	(2,152)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(153)	257
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(2,517)	3,450
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	12,419	8,969
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$9,902	$12,419

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The company excludes these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results as well as removing the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The impact of the related realized gains and losses resulting from the company’s foreign exchange derivative contracts designated as cash flow hedging instruments is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings. The company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the company’s related financial results prepared in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended December 31, 2021
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,389	54.2%	$(4)	15.7%	$2,379	$2.41
(Gains) losses on equity investments [1]	**	**	(111)	(1.1)%	(65)	(0.07)
Non-GAAP	$2,389	54.2%	$(114)	14.7%	$2,314	$2.35

	Three Months Ended December 31, 2020
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,062	49.9%	$110	17.6%	$1,785	$1.78
(Gains) losses on equity investments [1]	**	**	(220)	0.2%	(186)	(0.19)
Litigation provisions [2]	(45)	1.1%	**	(0.4)%	45	0.04
Non-GAAP	$2,018	51.0%	$(110)	17.5%	$1,644	$1.64

	Three Months Ended December 31, 2021 as compared to the Three Months Ended December 31, 2020
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	27%	16%	4.3	ppt	(1.9)	ppt	33%	35%
(Gains) losses on equity investments [1]	**	**	**		(1.3)	ppt	11%	12%
Litigation provisions [2]	**	3%	(1.1)	ppt	0.4	ppt	(4)%	(5)%
Non-GAAP	27%	18%	3.2	ppt	(2.8)	ppt	41%	43%
Currency impact [3]	2%	1%	0.4	ppt	0.1	ppt	3%	3%
Non-GAAP - currency-neutral	28%	19%	3.6	ppt	(2.7)	ppt	44%	46%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Q4’21 and Q4’20, pre-tax net gains of $111 million and $220 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Fourth Quarter Special Items
2. Q4’20 pre-tax charges of $45 million were related to a legal matter associated with the company’s prepaid cards in the U.K. This matter relates to the company’s historical business and has no impact on current or on-going operations.
Other Notes
3. Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Non-GAAP Reconciliations (YTD)
	Twelve Months Ended December 31, 2021
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$8,802	53.4%	$225	15.7%	$8,687	$8.76
(Gains) losses on equity investments [1]	**	**	(645)	(0.5)%	(497)	(0.50)
Litigation provisions [2]	(94)	0.5%	**	0.1%	74	0.07
Indirect tax matter [3]	(82)	0.4%	6	0.1%	69	0.07
Non-GAAP	$8,627	54.3%	$(413)	15.4%	$8,333	$8.40

	Twelve Months Ended December 31, 2020
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$7,220	52.8%	$(321)	17.4%	$6,411	$6.37
(Gains) losses on equity investments [1]	**	**	(30)	(0.1)%	(15)	(0.01)
Litigation provisions [4]	(73)	0.5%	**	(0.1)%	67	0.07
Non-GAAP	$7,147	53.3%	$(351)	17.2%	$6,463	$6.43

	Twelve Months Ended December 31, 2021 as compared to the Twelve Months Ended December 31, 2020
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	23%	22%	0.6	ppt	(1.7)	ppt	35%	38%
(Gains) losses on equity investments [1]	**	**	**		(0.4)	ppt	(7)%	(8)%
Litigation provisions [2,4]	**	—%	—	ppt	0.1	ppt	—%	—%
Indirect tax matter [3]	**	(1)%	0.4	ppt	0.1	ppt	1%	1%
Non-GAAP	23%	21%	1.0	ppt	(1.8)	ppt	29%	31%
Currency impact [5]	(1)%	(2)%	0.2	ppt	—	ppt	(1)%	(1)%
Non-GAAP - currency-neutral	22%	19%	1.2	ppt	(1.8)	ppt	28%	30%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Full Year 2021 and 2020, pre-tax net gains of $645 million and $30 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Full Year Special Items
2. Full Year 2021 pre-tax charges of $94 million were related to litigation settlements and estimated attorneys’ fees with U.K. merchants.
3. Full Year 2021 pre-tax charge of $88 million related to the resolution of a foreign indirect tax matter for 2015 through the current period and the related interest.
4. Full Year 2020 pre-tax charges of $73 million were related to estimated attorneys’ fees and litigation settlements with U.K. and Pan-European merchants and a legal matter associated with the company’s prepaid cards in the U.K. This matter relates to the company’s historical business and has no impact on current or on-going operations.
Other Notes
5. Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended December 31, 2021
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$579	9.6%	11.8%	$410	14.4%	8,537	16.3%	$169	6.0%	1,678	902
Canada	61	23.2%	19.1%	59	20.3%	858	17.7%	2	(13.8)%	5	67
Europe	683	28.0%	32.1%	498	39.2%	15,915	35.7%	185	16.3%	1,104	739
Latin America	138	28.3%	32.4%	96	39.1%	4,235	33.3%	42	19.3%	344	307
Worldwide less United States	1,460	19.9%	22.7%	1,062	27.4%	29,545	28.6%	398	11.8%	3,132	2,016
United States	652	23.5%	23.5%	593	25.7%	9,353	17.1%	60	5.2%	299	573
Worldwide	2,113	21.0%	23.0%	1,655	26.8%	38,898	25.6%	458	10.9%	3,431	2,588
Mastercard Credit and Charge Programs
Worldwide less United States	659	17.7%	20.0%	620	20.4%	12,990	22.5%	39	13.3%	166	770
United States	319	33.9%	33.9%	311	33.5%	3,384	28.4%	8	52.8%	8	274
Worldwide	978	22.5%	24.2%	931	24.5%	16,374	23.7%	47	18.3%	174	1,044
Mastercard Debit Programs
Worldwide less United States	802	21.7%	25.1%	443	38.7%	16,555	33.8%	359	11.7%	2,966	1,246
United States	334	14.9%	14.9%	282	18.0%	5,969	11.5%	52	0.5%	291	299
Worldwide	1,135	19.6%	21.9%	724	29.8%	22,524	27.1%	411	10.1%	3,258	1,544

	For the 12 Months Ended December 31, 2021
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$2,157	14.5%	11.8%	$1,508	13.5%	31,140	18.3%	$649	8.0%	6,403	902
Canada	214	23.5%	15.7%	208	17.4%	3,085	15.2%	6	(22.0)%	19	67
Europe	2,440	27.3%	26.1%	1,740	31.5%	56,023	31.1%	700	14.3%	4,183	739
Latin America	475	26.4%	27.9%	326	35.3%	14,679	31.2%	149	14.2%	1,195	307
Worldwide less United States	5,286	21.5%	19.6%	3,783	23.2%	104,928	26.6%	1,504	11.3%	11,800	2,016
United States	2,433	22.7%	22.7%	2,176	24.6%	35,069	16.4%	257	8.6%	1,263	573
Worldwide	7,720	21.9%	20.5%	5,959	23.7%	139,996	23.9%	1,761	10.9%	13,062	2,588
Mastercard Credit and Charge Programs
Worldwide less United States	2,394	17.0%	14.4%	2,246	15.1%	46,567	20.1%	148	5.2%	626	770
United States	1,113	28.8%	28.8%	1,085	29.0%	11,857	23.8%	29	22.1%	29	274
Worldwide	3,507	20.5%	18.6%	3,331	19.2%	58,425	20.8%	177	7.6%	655	1,044
Mastercard Debit Programs
Worldwide less United States	2,892	25.5%	24.2%	1,536	37.4%	58,360	32.3%	1,356	12.0%	11,174	1,246
United States	1,320	18.0%	18.0%	1,091	20.6%	23,211	13.0%	228	7.1%	1,234	299
Worldwide	4,212	23.0%	22.2%	2,628	29.9%	81,572	26.2%	1,584	11.2%	12,408	1,544

Mastercard Incorporated Operating Performance (continued)
	For the 3 Months ended December 31, 2020
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$528	2.1%	(0.4)%	$362	0.7%	7,342	6.4%	$166	(2.8)%	1,647	874
Canada	49	0.7%	(0.6)%	47	(0.3)%	729	(3.2)%	2	(7.5)%	4	62
Europe	533	0.3%	1.3%	368	3.1%	11,727	8.7%	166	(2.5)%	1,000	652
Latin America	108	(12.2)%	0.4%	71	6.9%	3,177	3.0%	36	(10.2)%	281	232
Worldwide less United States	1,218	(0.2)%	0.4%	849	2.2%	22,975	6.7%	369	(3.5)%	2,932	1,821
United States	528	4.1%	4.1%	472	5.1%	7,988	1.1%	57	(3.4)%	295	503
Worldwide	1,747	1.1%	1.5%	1,321	3.2%	30,963	5.2%	426	(3.5)%	3,227	2,324
Mastercard Credit and Charge Programs
Worldwide less United States	560	(6.8)%	(6.8)%	524	(6.2)%	10,605	0.7%	36	(15.1)%	155	713
United States	238	(6.2)%	(6.2)%	233	(4.4)%	2,636	(5.6)%	5	(50.0)%	6	246
Worldwide	798	(6.6)%	(6.6)%	757	(5.7)%	13,241	(0.7)%	41	(21.9)%	161	958
Mastercard Debit Programs
Worldwide less United States	659	6.3%	7.5%	325	19.5%	12,370	12.6%	334	(2.1)%	2,777	1,108
United States	290	14.4%	14.4%	239	16.3%	5,352	4.7%	52	6.2%	289	257
Worldwide	949	8.6%	9.5%	564	18.1%	17,722	10.1%	385	(1.0)%	3,066	1,365

	For the 12 Months ended December 31, 2020
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,884	(2.8)%	(1.9)%	$1,280	(0.8)%	26,315	4.6%	$604	(4.3)%	6,180	874
Canada	173	(4.0)%	(3.1)%	166	(3.3)%	2,677	(5.1)%	7	1.6%	16	62
Europe	1,917	(1.5)%	0.8%	1,300	1.5%	42,721	9.8%	616	(0.7)%	3,967	652
Latin America	376	(16.5)%	(2.4)%	248	2.8%	11,185	(0.1)%	128	(11.1)%	1,031	232
Worldwide less United States	4,350	(3.7)%	(0.9)%	2,995	0.3%	82,898	6.2%	1,356	(3.4)%	11,195	1,821
United States	1,983	2.3%	2.3%	1,746	2.7%	30,123	—%	237	—%	1,206	503
Worldwide	6,333	(1.9)%	0.1%	4,741	1.2%	113,021	4.5%	1,592	(2.9)%	12,401	2,324
Mastercard Credit and Charge Programs
Worldwide less United States	2,045	(9.7)%	(7.1)%	1,906	(6.9)%	38,782	(0.2)%	139	(9.8)%	619	713
United States	865	(8.7)%	(8.7)%	841	(7.5)%	9,578	(6.9)%	24	(38.8)%	25	246
Worldwide	2,910	(9.4)%	(7.6)%	2,747	(7.1)%	48,360	(1.6)%	163	(15.6)%	644	958
Mastercard Debit Programs
Worldwide less United States	2,305	2.4%	5.4%	1,089	16.1%	44,116	12.4%	1,216	(2.6)%	10,576	1,108
United States	1,118	12.9%	12.9%	905	14.3%	20,545	3.6%	213	7.5%	1,181	257
Worldwide	3,423	5.6%	7.8%	1,994	15.3%	64,661	9.5%	1,429	(1.2)%	11,757	1,365

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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